Pipeline Data Inc. Announces $3 Million Financing Arrangement with Laurus Master Fund, Ltd.


March 02, 2004 10:31:00 AM ET

Pipeline Data Inc. PPDA ("Pipeline") announced today that it has entered into a financing arrangement with Laurus Master Fund, Ltd. ("Laurus Funds"), a financial institution specializing in funding small and micro-capitalization companies, to provide Pipeline with up to $3.0 million in financing. Under the arrangement, Pipeline issued $2,000,000 of its 6% convertible term notes at a conversion price of $1.00 to Laurus Funds, and Laurus Funds agreed, subject to certain conditions, to purchase up to an additional $1,000,000 of Pipeline's 6% convertible term notes. Laurus Funds was also issued warrants to purchase up to 500,000 shares of Pipeline's common stock.

Pipeline's CEO, MacAllister Smith stated, "In addition to the growth we have already achieved internally prior to this transaction, the arrangement with Laurus Funds now gives Pipeline additional capital to grow through the acquisition of value-added merchant portfolios and operating companies. We are actively seeking acquisitions which will contribute revenue to our bottom line. We view this transaction as extremely positive for Pipeline, our shareholders and potential acquisition candidates."

About Pipeline Data, Inc.:

Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment solutions, e-commerce solutions and retail merchant payment solutions. Pipeline Data currently serves over 7000 merchant customers.

Safe Harbor Statement:

The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company's filing. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company's growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the "safe harbor" created by the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ significantly from those discussed and/or implied herein.


Contact  Information:   Pipeline  Data  Inc.  Lane  Gordon,   800-932-5708  x228
Lane.Gordon@pipelinedata.com www.pipelinedata.com